Exhibit 99.2

Cyclerion Therapeutics Announces $18 Million Private Placement

Proceeds to fund ongoing clinical development of CY6463 and advancement of next generation CY3018 program

CAMBRIDGE, Mass., June 4, 2021 -- Cyclerion Therapeutics, Inc. (Nasdaq: CYCN), a clinical-stage biopharmaceutical company on a mission to develop treatments that restore cognitive function, today announced a direct private sale of approximately $18 million of Cyclerion shares of common stock to EcoR1 Capital, LLC, Slate Path Capital, LP, MFN Partners, LP, Invus, Peter Hecht, Ph.D., Lincoln Park Capital Fund, LLC and Polaris Partners.

“We are pleased with the ongoing support of this highly respected group of investors. This capital, coupled with the praliciguat out-license announced today, reinforces our strategic focus in CNS and will accelerate the advancement of clinical studies for CY6463 and the further development of our next generation molecule, CY3018. CY6463 is currently in clinical development in multiple neurological diseases associated with cognitive impairment, an area of tremendous unmet need where we believe CY6463 has the potential to offer meaningful clinical benefit,” said Peter Hecht, Ph.D. Chief Executive Officer of Cyclerion.

In the private placement, signed on June 3, 2021, the Company agreed to sell 5,735,988 shares of common stock at a price of $3.12 per share, or $3.28 per share with respect to Peter Hecht, Ph.D. in compliance with Nasdaq listing rules. The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission registering the resale of the shares of common stock issued in the private placement within 10 business days after the date of the securities purchase agreement for the private placement.

About Cyclerion Therapeutics

Cyclerion Therapeutics is a clinical-stage biopharmaceutical company on a mission to develop treatments that restore cognitive function. Cyclerion is advancing novel, first-in-class, CNS-penetrant, sGC stimulators that modulate a key node in a fundamental CNS signaling pathway. The multidimensional pharmacology elicited by the stimulation of sGC has the potential to impact a broad range of CNS diseases. The most advanced compound, CY6463, has shown rapid improvement in biomarkers associated with cognitive function and is currently in clinical development for Alzheimer's Disease with Vascular pathology (ADv), Mitochondrial Encephalomyopathy, Lactic Acidosis and Stroke-like episodes (MELAS), and Cognitive Impairment Associated with Schizophrenia (CIAS). Cyclerion is also advancing CY3018, a next-generation sGC stimulator.

For more information about Cyclerion, please visit https://www.cyclerion.com/ and follow us on Twitter (@Cyclerion) and LinkedIn (www.linkedin.com/company/cyclerion).

Forward Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks listed under the heading “Risk Factors” and elsewhere in our 2020 Form 10-K filed on February 25, 2021, and our subsequent SEC filings including the Form 10-Q filed on April 30, 2021, including without limitation that we will need to raise additional funding to further advance our product candidates, including CY6463 and CY3018, which funding may not be available on acceptable terms or at all, and that there can be no assurances that we will demonstrate safety and efficacy of such product candidates under regulatory requirements or for various other reasons ever commercialize any such product candidates. Investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and Cyclerion undertakes no obligation to update these forward-looking statements, except as required by law.

Investors
Carlo Tanzi, Ph.D.
Kendall Investor Relations
ctanzi@kendallir.com

Media
Amanda Sellers
Verge Scientific Communications
asellers@vergescientific.com